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                            INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in the Registration Statement of U.S. Restaurant Properties Master L.P. on Form S-3 of our report dated February 26, 1996, on WW Services, Inc. included in the Form 8-K of U.S. Restaurant Properties Master L.P. We also consent to the reference to us under the heading "Experts" in the Prospectus included in such Registration Statement.


Tanner and Long, P.C.
Baxley, Georgia
April 18, 1996